UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2006
Input/Output, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12961 (Commission File Number)	22-2286646 (IRS Employer Identification No.)

2101 CityWest Blvd. Building III, Suite 400 Houston, TX (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: (281) 933-3339
12300 Parc Crest Dr.
Stafford, TX 77477
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On December 13, 2006, Input/Output, Inc. (the “Company”) issued a press release announcing that the Company had been awarded a contract to provide land seismic imaging systems to Oil and Natural Gas Corporation Limited (“ONGC”), the national oil company of India. A copy of the press release is furnished as Exhibit 99.1 hereto.
     The information contained in Items 7.01 and 9.01 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, or the Exchange Act.
     The press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include statements concerning estimated revenues in connection with the ONGC contract, anticipated delivery times, and other statements that are not statements of historical fact. Actual results may vary materially from those described in the forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties may include unanticipated delays in the timing of deliveries, costs associated with performing the ONGC contract and additional risk factors, each of which could affect actual results, including the risk factors disclosed by the Company from time to time in its filings with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1 Press Release of Input/Output, Inc. dated December 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 13, 2006

Input/Output, Inc. (Registrant)
By:	/s/ R. BRIAN HANSON
	Name:	R. Brian Hanson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
(c)	Exhibits.

99.1 Press Release of Input/Output, Inc. dated December 13, 2006.